Prospect Capital Releases December 2020 Quarterly Results, Announces Net Investment Income of $0.21 per Common Share, Reports 7% Increase in Net Asset Value per Common Share, and Declares Stable Monthly Cash Common and Preferred Share Distributions

NEW YORK – (GLOBE NEWSWIRE) – February 9, 2021 – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended December 31, 2020.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2020	September 30, 2020	December 31, 2019

Net Investment Income (“NII”)	$81,561	$57,545	$67,885
NII per Common Share	$0.21	$0.15	$0.18
Interest as % of Total Investment Income	84.0%	92.6%	86.9%

Net Income (Loss)	$305,967	$167,746	$(11,203)
Net Income (Loss) per Common Share	$0.80	$0.45	$(0.03)

Distributions to Common Shareholders	$68,824	$67,861	$66,152
Distributions per Common Share	$0.18	$0.18	$0.18

Since Oct 2017 NII per Common Share	$2.55	$2.34	$1.84
Since Oct 2017 Distributions per Common Share	$2.34	$2.16	$1.62
Since Oct 2017 NII Less Distributions per Common Share	$0.21	$0.18	$0.22

Net Asset Value (“NAV”) to Common Shareholders	$3,442,734	$3,181,027	$3,183,865
NAV per Common Share	$8.96	$8.40	$8.66

Net of Cash Debt to Equity Ratio(1)	61.1%	68.1%	64.1%
Net of Cash Asset Coverage of Debt Ratio	265%	247%	261%

Unsecured Debt as % of Total Debt	86.8%	88.6%	95.8%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%
(1)Including our Preferred Stock as equity.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2021	2/26/2021	3/18/2021	$0.0600
March 2021	3/31/2021	4/22/2021	$0.0600
April 2021	4/30/2021	5/20/2021	$0.0600
These monthly cash distributions represent the 42nd, 43rd, and 44th consecutive $0.06 per share distributions to common shareholders.
Prospect expects to declare May, June, July, and August 2021 distributions to common shareholders in May 2021.
Based on the declarations above, Prospect’s closing stock price of $6.72 at February 8, 2021 delivers to our common shareholders an annualized distribution yield of 10.7%.

Taking into account past distributions and our current share count for declared distributions, and since inception through our April 2021 declared distribution, Prospect will have distributed $18.60 per share to original common shareholders, aggregating approximately $3.3 billion in cumulative distributions to all common shareholders.

Since October 2017, our NII per common share has aggregated $2.55 while our common shareholder distributions per share have aggregated $2.34, resulting in our NII exceeding distributions during this period by $0.21 per common share.

Initiatives focused on enhancing accretive NII per share growth include (1) our recently announced $1.25 billion targeted perpetual preferred equity programs, (2) a greater utilization of our cost efficient revolving credit facility (with an incremental cost of approximately 1.3% at today’s one month Libor), (3) retirement of higher cost liabilities (including multiple recent successful tender offers), (4) issuing lower cost notes (including recent five year senior unsecured notes issuances with coupons of approximately 3.0% to 3.7%), and (5) increased originations in senior secured debt and selected equity investments to deliver targeted risk-adjusted yields and total returns as we deploy available capital from our current underleveraged balance sheet.

Our senior management team and employee insider ownership is currently over 27% of shares outstanding, representing over $950 million of our net asset value.

CASH PREFERRED SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to preferred shareholders based on an annual rate equal to 5.50% of the stated value of $25 per share, from the date of issuance or, if later, from the most recent dividend payment date, as follows:

Monthly Cash Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2021	3/17/2021	4/1/2021	$0.114583
April 2021	4/21/2021	5/3/2021	$0.114583
May 2021	5/19/2021	6/1/2021	$0.114583

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2020	September 30, 2020

Total Investments (at fair value)	$5,625,405	$ 5,386,385
Number of Portfolio Companies	122	122

Secured First Lien	47.3%	45.9%
Other Senior Secured Debt	21.2%	24.1%
Subordinated Structured Notes	13.3%	13.6%
Unsecured and Other Debt	0.0%	1.0%
Equity Investments	18.2%	15.4%
Mix of Investments with Underlying Collateral Security	81.8%	83.6%

Annualized Current Yield – All Investments	9.9%	9.7%
Annualized Current Yield – Performing Interest Bearing Investments	12.2%	11.6%

Top Industry Concentration(1)	16.2%	15.4%
Retail Industry Concentration(1)	0%	0%
Energy Industry Concentration(1)	1.2%	1.2%
Hotels, Restaurants & Leisure Concentration(1)	0.4%	0.4%

Non-Accrual Loans as % of Total Assets (2)	0.7%	0.7%

Middle-Market Loan Portfolio Company Weighted Average EBITDA(3)	$83,092	$78,548
As of the quarter ended December 31, 2020, Prospect had a 4.97x middle-market loan portfolio company weighted average net debt leverage ratio.
(1)Excluding our underlying industry-diversified structured credit portfolio.
(2)Calculated at fair value.
(3)For additional disclosure see “Middle-Market Loan Portfolio Company Weighted Average EBITDA and Net Leverage” at the end of this release.

During the December 2020 and September 2020 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	December 31, 2020	September 30, 2020

Total Originations $	$345,578	$177,141

Middle-Market Finance	75.0%	75.9%
Real Estate	24.8%	10.4%
Middle-Market Lending / Buyout	0.2%	0.0%
Other	0.0%	13.7%

Total Repayments	$338,011	$145,410

Originations, Net of Repayments	$7,567	$31,731
Note: For additional disclosure see “Primary Origination Strategies” at the end of this release.

We have invested in subordinated structured notes benefiting from individual standalone financings non-recourse to Prospect with our risk limited in each case to our net investment. At December 31, 2020 and September 30, 2020, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2020	September 30, 2020

Total Subordinated Structured Notes	$745,390	$730,514

# of Investments	39	39

TTM Average Cash Yield(1)(2)	13.4%	13.8%
Annualized Cash Yield(1)(2)	17.2%	7.1%
Annualized GAAP Yield on Fair Value(1)(2)	16.8%	13.6%
Annualized GAAP Yield on Amortized Cost(2)	11.4%	9.0%

Cumulative Cash Distributions	$1,256,426	$1,224,434
% of Original Investment	89.8%	87.5%

# of Underlying Collateral Loans	1,677	1,658
Total Asset Base of Underlying Portfolio	$17,063,856	$17,348,603

Prospect TTM Default Rate	2.06%	2.20%
Broadly Syndicated Market TTM Default Rate	3.83%	4.17%
Prospect Default Rate Outperformance vs. Market	1.77%	1.97%
(1)Calculation based on fair value.
(2)Excludes investments being redeemed.

To date, including called investments being redeemed, we have exited nine subordinated structured notes totaling $263.4 million with an expected pooled average realized IRR of 16.7% and cash on cash multiple of 1.48 times.
Since December 31, 2017 through today, 27 of our subordinated structured note investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads and with increased weighted average life asset benefits). We believe further long-term optionality upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.

To date during the March 2021 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
March 31, 2021

Total Originations	$12,166

Real Estate	56.5%
Middle-Market Finance	41.4%
Middle-Market Lending / Buyout	2.1%

Total Repayments	$52,850
Originations, Net of Repayments	$(40,684)

Note: For additional disclosure see “Primary Origination Strategies” at the end of this release.
CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered funding profile includes a revolving credit facility (with 30 lenders), program notes, listed baby bonds, institutional bonds, convertible bonds, and our newly launched preferred stock. We have retired upcoming maturities, including a recent retirement in April 2020, and as of today have zero debt maturing until July 2022. On September 9, 2019, we completed an amendment of our existing revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.0 years from such date. Pricing for amounts drawn under the Facility is one-month Libor plus 2.20%.
The combined amount of our balance sheet cash and undrawn revolving credit facility commitments currently stands at approximately $845 million. Our total unfunded eligible commitments to non-control portfolio companies totals approximately $21 million.

All amounts in $000’s	As of December 31, 2020	As of September 30, 2020	As of December 31, 2019
Net of Cash Debt to Equity Ratio(1)	61.1%	69.8%	64.1%
% of Interest-Bearing Assets at Floating Rates	86.6%	85.9%	86.3%
% of Liabilities at Fixed Rates	86.8%	88.6%	95.8%

% of Floating Loans with Libor Floors	89.6%	83.5%	89.2%
Weighted Average Libor Floor	1.62%	1.66%	1.42%

Unencumbered Assets	$4,208,925	$3,907,362	$3,943,616
% of Total Assets	73.8%	71.9%	72.6%
(1)Including our Preferred Stock as equity.

The below table summarizes our December 2020 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Rate	Maturity
Debt Issuances
Prospect Capital InterNotes®	$42,810	4.25% – 5.25%	October 2025 – December 2030
Debt Repurchases/Repayments
2022 Notes	$65,898	4.95%	July 2022
2023 Notes	$30,000	5.875%	March 2023
2024 Notes	$10,000	6.375%	January 2024
Prospect Capital InterNotes®	$2,124	4.00% - 6.625%	April 2024 – October 2043
$1.0775 billion of Facility commitments have closed to date with 30 lenders. An accordion feature allows the Facility, at Prospect's discretion, to accept up to $1.5 billion of commitments. The Facility matures September 9, 2024. The Facility includes a revolving period that extends through September 9, 2023, followed by an additional one-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.
On September 3, 2020, we commenced a tender offer to purchase for cash any and all of the 2022 Notes. On October 1, 2020, $6.035 million was validly tendered and accepted representing 2.64% of the outstanding notes. On October 19, 2020, we commenced a tender offer to purchase for cash any and all of the 2022 Notes. On November 16, 2020, $59.863 million was validly tendered and accepted representing 26.87% of the outstanding notes. On December 16, 2020, we commenced a tender offer to purchase for cash any and all of the 2022 Notes. On January 15, 2021, $26.694 million was validly tendered and accepted representing 16.38% of the notes.
On November 17, 2020, we commenced a tender offer to purchase for cash up to $30 million of the 2023 Notes. On December 15, 2020, $36.644 million was validly tendered, of which $30 million, representing 9.38% of the notes, was validly accepted.
On November 17, 2020, we commenced a tender offer to purchase for cash up to $10 million of the 6.375% 2024 Notes. On December 15, 2020, $11.848 million was validly tendered, of which $10 million, representing 10% of the notes, was validly accepted.
On December 28, 2020, we commenced a tender offer to purchase for cash up to $20 million of the 2025 Notes. On January 27, 2021, $108.616 million was validly tendered, of which $20 million, representing 10% of the notes, was validly accepted.
We currently have eight separate unsecured debt issuances aggregating $1.4 billion outstanding, not including our program notes, with laddered maturities extending to June 2029. At December 31, 2020, $759.0 million of program notes were outstanding with laddered maturities through October 2043.
On January 14, 2021, we announced the issuance of $325 million of 3.706% senior unsecured notes that mature on January 22, 2026, (the “2026 Notes”).
On August 3, 2020 and on October 30, 2020, we launched a $1 billion 5.50% perpetual preferred stock offering program and a $250 million 5.50% perpetual preferred stock offering program, respectively. Prospect expects to use the net proceeds from the offering programs to maintain and enhance balance sheet liquidity, including repaying our credit facility and purchasing high quality short-term debt instruments, and to make long-term investments in accordance with our investment objective. The preferred stock provides Prospect with a diversified source of accretive fixed-rate capital without creating maturity risk due to the perpetual term.
In connection with the preferred stock offering programs, effective August 3, 2020 and as amended on October 30, 2020, we adopted and amended, respectively, a Preferred Stock Dividend Reinvestment Plan, pursuant to which holders of the preferred stock will have dividends on their preferred stock automatically reinvested in additional shares of such preferred stock at a price per share of $25.00, if they elect.

Prospect holds recently reaffirmed investment grade company ratings from Standard & Poor’s (BBB-), Moody’s (Baa3), Kroll (BBB-), and Egan-Jones (BBB). Maintaining our investment grade ratings with prudent asset, liability, and risk management is an important objective for Prospect.
DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan (also known as a “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, American Stock Transfer and Trust Company LLC by calling (888) 888-0313 or by mailing American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Wednesday, February 10, 2021 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to March 9, 2021 visit www.prospectstreet.com or call 877-344-7529 with passcode 10152214.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	December 31, 2020	June 30, 2020

Assets
Investments at fair value:
Control investments (amortized cost of $2,394,568 and $2,286,725, respectively)	$2,548,723	$2,259,292
Affiliate investments (amortized cost of $154,176 and $163,484, respectively)	263,935	187,537
Non-control/non-affiliate investments (amortized cost of $3,293,434 and $3,332,509, respectively)	2,812,747	2,785,499
Total investments at fair value (amortized cost of $5,842,178 and $5,782,718, respectively)	5,625,405	5,232,328
Cash	50,097	44,561
Receivables for:
Interest, net	13,743	11,712
Other	2,906	106
Deferred financing costs on Revolving Credit Facility	8,047	9,145
Prepaid expenses	550	1,248
Due from broker	—	1,063
Due from Affiliate	6	—
Total Assets	5,700,754	5,300,163
Liabilities
Revolving Credit Facility	284,895	237,536
Prospect Capital InterNotes® (less unamortized debt issuance costs of $13,278 and $12,802, respectively)	745,729	667,427
Public Notes (less unamortized debt issuance costs of $10,179 and $11,613, respectively)	743,540	782,106
Convertible Notes (less unamortized debt issuance costs of $6,571 and $8,892, respectively)	357,601	450,598
Due to Prospect Capital Management	48,550	42,481
Interest payable	27,187	29,066
Dividends payable	23,046	22,412
Due to Prospect Administration	9,240	7,000
Accrued expenses	3,512	3,648
Due to broker	31	1
Other liabilities	903	2,027
Total Liabilities	2,244,234	2,244,302
Commitments and Contingencies
Net Assets	$3,456,520	$3,055,861

Components of Net Assets
Convertible Preferred Stock, par value $0.001 per share (140,000,000 shares authorized, with 40,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, and Series M2 shares and 20,000,000 shares of preferred stock authorized for the Series AA1 shares; 551,424 and 0 Series A1 shares issued and outstanding, respectively; 0 and 0 Series AA1 shares issued and outstanding, respectively; 0 and 0 Series M1 shares issued and outstanding, respectively; and 0 and 0 Series M2 shares issued and outstanding, respectively)	$ 13,786	$ —
Common stock, par value $0.001 per share (1,860,000,000 common shares authorized; 384,097,645 and 373,538,499 issued and outstanding, respectively)	384	374
Paid-in capital in excess of par	4,023,978	3,986,417
Total distributable earnings (loss)	(581,628)	(930,930)
Net Assets	$3,456,520	$3,055,861
Net Asset Value Per Common Share	$8.96	$8.18

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Investment Income
Interest income:
Control investments	$50,633	$49,602	$99,360	$100,468
Affiliate investments	10,826	2,463	18,188	2,702
Non-control/non-affiliate investments	52,029	59,152	103,279	121,102
Structured credit securities	31,299	29,442	56,199	62,343
Total interest income	144,787	140,659	277,026	286,615
Dividend income:
Control investments	2,261	3,268	2,261	7,068
Non-control/non-affiliate investments	19	241	44	695
Total dividend income	2,280	3,509	2,305	7,763
Other income:
Control investments	20,545	13,189	29,616	24,572
Affiliate investments	64	—	64	—
Non-control/non-affiliate investments	4,616	4,560	6,161	4,850
Total other income	25,225	17,749	35,841	29,422
Total Investment Income	172,292	161,917	315,172	323,800
Operating Expenses
Base management fee	27,833	27,543	54,683	56,006
Income incentive fee	20,717	16,971	35,103	34,736
Interest and credit facility expenses	33,727	37,059	67,776	75,957
Allocation of overhead from Prospect Administration	3,426	6,011	8,083	9,505
Audit, compliance and tax related fees	340	1,933	1,278	2,308
Directors’ fees	113	113	226	226
Other general and administrative expenses	4,575	4,402	8,917	6,117
Total Operating Expenses	90,731	94,032	176,066	184,855
Net Investment Income	81,561	67,885	139,106	138,945
Net Realized and Net Change in Unrealized (Losses) Gains from Investments
Net realized gains (losses)
Control investments	—	—	2,832	—
Affiliate investments	3,724	—	3,724	—
Non-control/non-affiliate investments	3	1,909	14	(289)
Net realized gains (losses)	3,727	1,909	6,570	(289)
Net change in unrealized gains (losses)
Control investments	168,053	(35,863)	181,588	(74,884)
Affiliate investments	19,233	12,242	85,706	30,262
Non-control/non-affiliate investments	38,487	(54,271)	66,323	(81,729)
Net change in unrealized gains (losses)	225,773	(77,892)	333,617	(126,351)
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	229,500	(75,983)	340,187	(126,640)
Net realized losses on extinguishment of debt	(5,094)	(3,105)	(5,580)	(5,443)
Net Increase (Decrease) in Net Assets Resulting from Operations	305,967	(11,203)	473,713	6,862
Preferred stock dividend	46	—	46	—
Net Increase (Decrease) in Net Assets Resulting from Operations attributable to Common Stockholders	$305,921	$(11,203)	$473,667	$6,862

	Three Months Ended December 31,				Six Months Ended December 31,
	2020		2019		2020		2019
Per Share Data
Net asset value per common share at beginning of period	$8.40		$8.87		$8.18		$9.01
Net investment income(1)	0.21		0.18		0.37		0.37
Net realized and change in unrealized gains (losses) (1)	0.59		(0.21)		0.88		(0.35)
Net increase (decrease) from operations	0.80		(0.03)		1.25		0.02
Distributions of net investment income to preferred stockholders	—	(3)	—	(4)	—	(3)	—	(4)
Distributions of net investment income to common stockholders	(0.18)		(0.18)		(0.36)		(0.36)
Return of Capital to common stockholders	—	(4)	(0.03)		(0.03)		(0.03)
Common stock transactions(2)	(0.05)		—	(3)	(0.10)		(0.01)
Net asset value per common share at end of period	$8.96		$8.66		$8.96		$8.66

(1)Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to stockholders which is based on actual rate per share).
(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments and common shares repurchased below net asset value pursuant to our Repurchase Program.
(3)Amount is less than $0.01.
(4)Not applicable for the respective fiscal period.

MIDDLE-MARKET LOAN PORTFOLIO COMPANY WEIGHTED AVERAGE EBITDA AND NET LEVERAGE

Middle-Market Loan Portfolio Company Weighted Average Net Leverage (“Middle-Market Portfolio Net Leverage”) and Middle-Market Loan Portfolio Company Weighted Average EBITDA (“Middle-Market Portfolio EBITDA”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that PSEC’s overall portfolio will make interest payments and repay principal.
Middle-Market Portfolio Net Leverage reflects the net leverage of each of PSEC’s middle-market loan portfolio company debt investments, weighted based on the current debt principal outstanding of such investments. The net leverage for each middle-market loan portfolio company is calculated based on PSEC’s investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to PSEC’s position within the capital structure because PSEC’s exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, subordinated structured notes, other structured credit, real estate investments, investments for which EBITDA is not available, and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to PSEC. Middle-Market Portfolio Net Leverage provides PSEC with some guidance as to PSEC’s exposure to the interest payment and principal repayment risk of PSEC’s overall debt portfolio. PSEC monitors its Middle-Market Portfolio Net Leverage on a quarterly basis.

Middle-Market Portfolio EBITDA is used by PSEC to supplement Middle-Market Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Middle-Market Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of PSEC’s middle-market loan portfolio company debt investments. The calculation provides PSEC with insight into profitability and scale of the portfolio companies within our overall debt investments.

These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.

Together, Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s our underlying portfolio company debt investments, but to supplement such analysis.

PRIMARY ORIGINATION STRATEGIES

Middle-Market Finance - We make directly-originated, agented loans to companies, including companies which are controlled by private equity sponsors and companies that are not controlled by private equity sponsors (such as companies that are controlled by the management team, the founder, a family or public shareholders). This debt can take the form of first lien, second lien, unitranche or unsecured loans. These loans typically have equity subordinate to our loan position. We may also purchase selected equity co-investments in such companies. In addition to directly-originated, agented loans, we also invest in senior and secured loans syndicated loans and high yield bonds that have been sold to a club or syndicate of buyers, both in the primary and secondary markets. These investments are often purchased with a long term, buy-and-hold outlook, and we often look to provide significant input to the transaction by providing anchoring orders.
Middle-Market Lending / Buyout - This strategy involves purchasing senior and secured yield-producing debt and controlling equity positions in operating companies across various industries We believe this strategy provides enhanced certainty of closure, liquidity to sellers, and the opportunity for management to continue on in their current roles. These investments are often structured in tax-efficient partnerships, enhancing returns.
Real Estate - We purchase debt and controlling equity positions in tax-efficient real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties, student housing, and self-storage. NPRC seeks to identify properties that have historically significant occupancy rates and recurring cash flow generation. NPRC generally co-invests with established and experienced property management teams that manage such properties after acquisition.
Subordinated Structured Notes - We make investments in structured credit, often taking a significant position in subordinated structured notes (equity) and rated secured structured notes (debt). The underlying portfolio of each structured credit investment is diversified across approximately 100 to 200 broadly syndicated loans and does not have direct exposure to real estate, mortgages, or consumer-based credit assets. The structured credit portfolios in which we invest are managed by established collateral management teams with many years of experience in the industry.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702